EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

CAPITOL BANCORP REPORTS THIRD QUARTER RESULTS

RECENT 2009 HIGHLIGHTS
•	Total Assets of $5.4 Billion
•	Total Capital Approximating 11%
•	Sale of One Affiliate Bank Completed
•	Four Additional Divestitures In Process
•	Regional Consolidations In Process

LANSING, Mich. and PHOENIX, Ariz.: October 22, 2009: Capitol reported a net loss for the third quarter of approximately $30.9 million.  The net loss per share for the quarter ended September 30, 2009 was $1.78, compared to a net loss of $1.90 per diluted share reported for the third quarter of 2008.

Consolidated assets were static year-over-year at approximately $5.4 billion, but reflect an annualized 6 percent decrease for the nine months ended September 30, 2009 from the approximate $5.7 billion reported at the beginning of the year, as a result of the implementation of the Corporation’s capital preservation and balance sheet deleveraging strategies.  Consistent with these efforts, total portfolio loans approximated $4.2 billion at September 30, 2009, a 10 percent decline year-over-year and a more than 11 percent decline from the approximate $4.7 billion level at the beginning of the year.  Total deposits increased over 5 percent to $4.5 billion from the approximate $4.3 billion reported at September 30, 2008, reflecting the Corporation’s focus on enhancing its core funding mix in this environment by emphasizing more traditional relationship-oriented deposit-gathering versus non-customer-centric borrowings.  Consequently, since year-end 2008, total deposits have been relatively unchanged and reflect a modest 4 percent decline from the previous quarter.

Capitol’s Chairman and CEO Joseph D. Reid said, “Our continuing efforts to deleverage the consolidated balance sheet have been reinforced with the announcement of the divestitures of five affiliate banks, one of which was completed in the third quarter, as well as the consolidation of multiple bank charters in several regions.  These pending transactions, coupled with the proposed spin-off of Michigan Commerce Bancorp, will serve to preserve capital resources and

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enhance the balance sheet strength of Capitol as we continue to face significant economic and operating challenges.”  Added Reid, “In this environment, the analyst and investor communities are focusing on two key performance metrics for the banking sector: the ‘pre-tax, pre-provision’ operating results and the ‘tangible equity’ measure of core balance sheet strength.  When appropriately adjusted for noncontrolling interests, Capitol’s ‘pre-tax, pre-provision’ operating results approximated $0.3 million for the third quarter of 2009 ($9.6 million for the nine-month period).  And, even with a challenging first nine months of 2009 that has witnessed Capitol’s provision for loan losses totaling $113 million while supporting a $5.4 billion balance sheet, the Corporation’s ‘tangible equity’ level, inclusive of noncontrolling interests in consolidated subsidiaries, was a strong 6.4 percent at September 30, 2009.”  Chairman Reid stated further, “We remain resolute in our objectives to build balance sheet strength, enhance corporate-wide liquidity, marshal resources and preserve core capital to support our organization.”

Proposed Spin-Off of Michigan Commerce Bancorp Limited
In July 2009, Capitol announced its intention to separate the operations of Michigan Commerce Bancorp Limited (“MCBL”) as an independent publicly-traded company.  Upon completion of the proposed spin-off, Capitol will continue to be a bank holding company on a national basis and MCBL will become a separate publicly-traded bank holding company consisting of the substantial majority of Capitol’s prior Michigan-based banks (see pages 12 through 14 for pro forma financial statements illustrating the proposed spin-off and pending bank sales).

In the proposed spin-off, Capitol’s shareholders will receive shares of MCBL common stock according to a distribution ratio.  The distribution ratio and related record date for the proposed distribution will be determined at a later date.  The proposed spin-off is subject to a number of contingencies.  The proposed transaction will enable the two separate publicly-traded companies to focus on maximizing opportunities for the distinct business markets of each, and will allow both Capitol and MCBL to each develop and implement strategic plans which fit their specific markets and operations, resulting in enhanced shareholder value in both companies.

MCBL’s consolidated total assets approximated $1.3 billion or about 23 percent of Capitol’s total assets as of September 30, 2009.  If the proposed spin-off had been completed on September 30, 2009, consolidated assets for Capitol would have totaled approximately $4.1 billion, while reflecting a material decline in nonperforming assets and a modest increase in the consolidated total capital ratio.

Affiliate Bank Divestitures and Regional Bank Consolidations
Capitol previously announced intentions to sell certain affiliate banks and consolidate others in several regions.  In the second quarter, Capitol announced that it had entered into definitive agreements to sell the following five institutions: Yuma Community Bank, located in Yuma, Arizona; Bank of Belleville, located in Belleville, Illinois; Bank of Santa Barbara, located in Santa Barbara, California; 1st Commerce Bank, located in North Las Vegas, Nevada; and Community Bank of Rowan, located in Salisbury, North Carolina.  In September, the sale of Yuma Community Bank was completed.  The four pending divestitures are subject to regulatory approvals along with other customary contingencies and are expected to be completed in the coming months.

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At September 30, 2009, the four pending divestitures had total assets of approximately $313 million ($116 million included in consolidated total assets), and, with transaction book value multiples in a range of 1.4x to 1.6x of tangible equity, collectively represent in excess of $40 million of “franchise” value.  The pro forma balance sheet implications and related pro forma results of operations regarding these transactions are attached (see pages 12 and 14), serving to highlight the potential capital preservation benefits of these deleveraging transactions.

Additionally, Capitol has announced its plans to consolidate affiliate banks in several regions.  During the first quarter of 2009, nine Michigan bank affiliates were consolidated into what is today Michigan Commerce Bank, with an application to merge a tenth Michigan-based affiliate into this entity currently pending regulatory approval.  In Arizona, application has been made to merge five affiliate banks in the Phoenix area.  In the state of Washington, Capitol intends to consolidate four affiliate banks into one charter, to operate as Bank of the Northwest, and in Nevada, four banks are intended to merge and operate as Bank of Las Vegas.  All proposed consolidations are subject to regulatory approval and other contingencies.

Chairman Reid stated, “In an effort to enhance balance sheet strength and preserve core capital, we have implemented plans designed to strategically realign our resources through select divestitures and consolidations.  These initiatives will allow us to reallocate capital resources to markets currently struggling due to the turbulent economic environment, as well as to markets that are experiencing opportunities for growth.  In addition, these initiatives will serve to better align our risk-management oversight nationwide while driving operating efficiencies within our consolidated network.  With continued uncertainty and turmoil on the economic front, and the ongoing effects and implications of the national recession, we remain committed to ensuring that Capitol and its affiliate banks continue to build balance sheet strength and liquidity to weather this difficult and challenging climate.”

Quarterly Performance
In the third quarter of 2009, consolidated net operating revenues were approximately $47.2 million, a slight decrease compared to the approximate $48 million reported for the same period in 2008, reflecting the impact of a static earning asset profile over the past twelve months, combined with elevated levels of nonperforming assets causing pressure on spread revenue sources.  Even with continued increases in the amount of nonperforming assets, the Corporation experienced modest improvement in its consolidated net interest margin for the second consecutive quarter.  A concerted effort to focus on core deposit funding sources, as referenced earlier, coupled with both empirical and anecdotal evidence of better pricing opportunities on loans in certain markets, has helped offset the effect of increases in nonearning assets and the typical margin pressure commensurate with efforts to build system-wide liquidity.  Cash and cash equivalents totaled nearly $900 million, or more than 16 percent of the Corporation’s consolidated total assets at September 30, 2009.  The net interest margin increased to 3.13 percent in the third quarter from 3.02 percent for the three months ended June 30, 2009 and 2.81 percent in the first quarter of 2009.

The Corporation continues to emphasize the reduction of operating expenses through salary and staffing reductions, operational efficiencies and tight controls on corporate overhead. Noninterest, or operating, expenses increased 3.1 percent year-over-year to approximately $55.5 million in the quarter ended September 30, 2009.  This more modest increase was accomplished despite dramatic increases in both costs associated with foreclosed properties and other real estate owned (which approximated $9.8 million in the recent quarter versus $2.0 million in the

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2008 period) and FDIC insurance premiums and other regulatory fees (which jumped from $1.0 million in last year's third quarter to approximately $3.8 million in the most recent three-month period).  Combined, these two expense areas increased to approximately $13.6 million in the current quarter, representing a more than fourfold increase from the combined $3.1 million figure posted in 2008.

The net loss for the third quarter of 2009 approximated $30.9 million compared to a net loss of $32.5 million reported for the third quarter of 2008.  The net loss per share for the third quarter of 2009 was $1.78 compared to a net loss per share of $1.90 for the three months ended September 30, 2008.  The third quarter 2009 provision for loan losses decreased to $48.8 million versus approximately $53.8 million for the corresponding period of 2008, but increased from $35.8 million recorded in the second quarter of 2009.  During the third quarter of 2009, net loan charge-offs approximated $32.7 million, resulting in a provision-to-net-charge-offs coverage ratio of 1.5x, reflecting the Corporation’s commitment to continue to build its allowance for loan losses in this challenging environment.

Nine Month Performance
Net operating revenues approximated $137.2 million for the nine months ended September 30, 2009, a 5.5 percent decrease compared to the approximate $145.2 million for the year-ago period, due to a lower earning-asset base and general softness across all major revenue components.  Noninterest, or operating, expenses expanded 7 percent year-over-year to approximately $157.2 million, attributable primarily to the dramatic increases in costs associated with foreclosed properties and other real estate owned coupled with FDIC insurance premiums and other regulatory fees.  For the nine-month period ended September 30, 2009, costs associated with foreclosed properties and other real estate owned increased to approximately $18 million from the $4.1 million reported in the comparable 2008 period, while FDIC insurance premiums and other regulatory fees increased from $2.9 million in the first nine months of 2008 to nearly $11.3 million in the 2009 period.  Combining both expense categories would reflect a $29.3 million figure for the 2009 period, or more than four times greater than the combined $7.0 million total reported in the first nine months of 2008.  A significant increase in the provision for loan losses, which approximated $112.8 million for the nine-month 2009 period (reflecting a provision-to-net-charge-offs ratio of 1.5x) versus $71.8 million for the comparable 2008 period, was a primary contributor in Capitol’s loss for the period.  The net loss per share for the nine-month period of 2009 was $3.78, compared to a net loss of $1.73 per diluted share reported for the corresponding period in 2008.  Bank performance, reserve building and related operating losses of the Corporation’s mature banks in its Great Lakes Region were major reasons for the net loss.

Balance Sheet
With total capital resources approximating $575.1 million at September 30, 2009, the total capital-to-asset ratio was 10.6 percent, providing continued support for the Corporation’s $5.4 billion balance sheet.

Net charge-offs of 2.90 percent of average loans (annualized) for the three months ended September 30, 2009 increased from the 1.83 percent reported for the second quarter, and 1.74 percent reported for the corresponding period of 2008.  The ratio of nonperforming loans to total portfolio loans was 6.7 percent at September 30, 2009 compared to 5.8 percent reported at June 30, 2009.  Although an increase from the previous quarter, the approximate 9 percent linked-quarter rate of increase during the three months ended September 30, 2009 for nonperforming

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assets continued the slowing trend first experienced last quarter, when the quarterly rate of increase measured in excess of 15 percent versus the dramatic 34 percent growth posted in the first quarter of 2009.  The continued increase in nonperforming assets is attributable to borrower stress and nonperformance, coupled with a virtually nonexistent market, especially in the state of Michigan, for the sale of real estate, which hinders the disposition of such assets.  The allowance coverage ratio of nonperforming loans improved to approximately 45 percent at September 30, 2009, while the allowance for loan losses increased significantly to 3.01 percent of portfolio loans from 2.49 percent at June 30, 2009 and 1.96 percent at the beginning of the year.  The Michigan market, dealing with significant secular change versus what had historically been cyclical challenges, continues to be the source of a dominant portion of nonperforming loans, representing approximately 51 percent of consolidated nonperforming loans but only 33 percent of the Corporation’s consolidated loan portfolio.  Capitol’s loan portfolio practices continue to reflect a disciplined approach to review, analysis and proper identification of portfolio issues with a long-term view to value preservation.

Subsequent Events
A new accounting standard became effective for interim 2009 financial reporting which requires the consideration of subsequent events occurring after the balance-sheet date for matters which may require adjustment to, or disclosure in, financial statements.  The review period for subsequent events is up to and including the filing date of a public company’s interim financial statements in Form 10-Q when filed with the Securities and Exchange Commission.  Accordingly, the financial information in this announcement is subject to change.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $5.4 billion national community banking company, with a network of separately chartered banks with operations in 17 states.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

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CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2009	2008		2009	2008

Condensed results of operations:
Interest income	$69,145	$75,496		$207,333	$231,136
Interest expense	27,293	34,457		87,442	105,970
Net interest income	41,852	41,039		119,891	125,166
Provision for loan losses	48,771	53,810		112,756	71,787
Noninterest income	5,362	6,951		17,313	19,993
Noninterest expense	55,477	53,792		157,160	146,385
Loss before income tax benefit	(57,034)	(59,612)		(132,712)	(73,013)

Net loss attributable to Capitol Bancorp Limited	$(30,890)	$(32,495)		$(65,260)	$(29,681)

Net loss per share attributable to Capitol Bancorp Limited:
Basic	$(1.78)	$(1.90)		$(3.78)	$(1.73)
Diluted	(1.78)	(1.90)		(3.78)	(1.73)
Book value per share at end of period	16.61	20.37		16.61	20.37
Common stock closing price at end of period	$2.61	$19.49		$2.61	$19.49
Common shares outstanding at end of period	17,510,000	17,337,000		17,510,000	17,337,000
Number of shares used to compute:
Basic loss per share	17,398,000	17,145,000		17,269,000	17,144,000
Diluted loss per share	17,398,000	17,145,000		17,269,000	17,144,000

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2009	2009	2009	2008	2008
Condensed summary of financial position:
Total assets	$5,415,214	$5,726,148	$5,782,608	$5,654,836	$5,427,347
Portfolio loans	4,189,534	4,580,428	4,695,317	4,735,229	4,662,772
Deposits	4,508,343	4,695,019	4,706,562	4,497,612	4,283,561
Capitol Bancorp Limited stockholders' equity	290,792	321,585	337,491	353,848	353,108
Total capital	$575,056	$631,874	$656,942	$680,361	$681,154

Key performance ratios:
Return on average assets	--	--	--	0.08%	--
Return on average Capitol Bancorp Limited stockholders' equity	--	--	--	1.23%	--
Net interest margin	3.13%	3.02%	2.81%	2.98%	3.30%
Efficiency ratio	117.50%	108.64%	117.87%	97.52%	112.09%

Asset quality ratios:
Allowance for loan losses / portfolio loans	3.01%	2.49%	2.12%	1.96%	2.09%
Total nonperforming loans / portfolio loans	6.72%	5.78%	4.95%	3.59%	2.73%
Total nonperforming assets / total assets	7.42%	6.44%	5.53%	4.20%	3.43%
Net charge-offs (annualized) / average portfolio loans	2.90%	1.83%	1.83%	1.30%	1.74%
Allowance for loan losses / nonperforming loans	44.79%	43.17%	42.86%	54.66%	76.78%

Capital ratios:
Capitol Bancorp Limited stockholders' equity / total assets	5.37%	5.62%	5.84%	6.26%	6.51%
Total capital / total assets	10.62%	11.03%	11.36%	12.03%	12.55%

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements include expressions such as "expect," "intend," "believe," "estimate," "may," "will," "anticipate" and "should"
and similar expressions also identify forward-looking statements which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's results of operations, financial position, asset quality and other supplemental data.

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CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
INTEREST INCOME:
Portfolio loans (including fees)	$66,502	$73,328	$202,937	$224,897
Loans held for sale	183	145	744	681
Taxable investment securities	128	154	432	389
Federal funds sold	31	1,259	89	3,480
Other	2,301	610	3,131	1,689
Total interest income	69,145	75,496	207,333	231,136

INTEREST EXPENSE:
Deposits	21,197	27,149	68,980	84,826
Debt obligations and other	6,096	7,308	18,462	21,144
Total interest expense	27,293	34,457	87,442	105,970

Net interest income	41,852	41,039	119,891	125,166

PROVISION FOR LOAN LOSSES	48,771	53,810	112,756	71,787
Net interest income (deficiency) after
provision for loan losses	(6,919)	(12,771)	7,135	53,379

NONINTEREST INCOME:
Service charges on deposit accounts	1,562	1,526	4,569	4,316
Trust and wealth-management revenue	1,288	1,791	3,811	4,999
Fees from origination of non-portfolio residential
mortgage loans	788	926	3,186	2,910
Gain on sales of government-guaranteed loans	1,242	608	1,887	1,831
Realized gains (losses) on sale of investment
securities available for sale	(572)	5	(571)	50
Other	1,054	2,095	4,431	5,887
Total noninterest income	5,362	6,951	17,313	19,993

NONINTEREST EXPENSE:
Salaries and employee benefits	23,482	29,319	76,977	82,597
Occupancy	4,864	4,968	14,598	13,872
Equipment rent, depreciation and maintenance	3,046	3,821	9,680	9,695
Costs associated with foreclosed properties and
other real estate owned	9,834	2,040	17,971	4,132
FDIC insurance premiums and other regulatory fees	3,796	1,029	11,258	2,899
Other	10,455	12,615	26,676	33,190
Total noninterest expense	55,477	53,792	157,160	146,385

Loss before income tax benefit	(57,034)	(59,612)	(132,712)	(73,013)

Income tax benefit	(20,531)	(20,732)	(47,950)	(25,428)

NET LOSS	(36,503)	(38,880)	(84,762)	(47,585)

Less interest in net losses attributable to noncontrolling interests	5,613	6,385	19,502	17,904

NET LOSS ATTRIBUTABLE TO CAPITOL
BANCORP LIMITED	$(30,890)	$(32,495)	$(65,260)	$(29,681)

NET LOSS PER SHARE ATTRIBUTABLE
TO CAPITOL BANCORP LIMITED:
Basic	$(1.78)	$(1.90)	$(3.78)	$(1.73)

Diluted	$(1.78)	$(1.90)	$(3.78)	$(1.73)

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CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	(Unaudited)
	September 30	December 31
	2009	2008
ASSETS

Cash and due from banks	$95,929	$136,499
Money market and interest-bearing deposits	768,582	391,836
Federal funds sold	25,183	96,031
Cash and cash equivalents	889,694	624,366
Loans held for sale	14,432	10,474
Investment securities:
Available for sale, carried at fair value	18,005	15,584
Held for long-term investment, carried at
amortized cost which approximates fair value	30,789	32,856
Total investment securities	48,794	48,440
Portfolio loans:
Loans secured by real estate:
Commercial	2,013,473	2,115,515
Residential (including multi-family)	806,027	879,754
Construction, land development and other land	579,752	797,486
Total loans secured by real estate	3,399,252	3,792,755
Commercial and other business-purpose loans	707,302	845,593
Consumer	45,866	61,340
Other	37,114	35,541
Total portfolio loans	4,189,534	4,735,229
Less allowance for loan losses	(126,188)	(93,040)
Net portfolio loans	4,063,346	4,642,189
Premises and equipment	49,353	59,249
Accrued interest income	16,069	18,871
Goodwill	68,078	72,342
Other real estate owned	119,801	67,171
Other assets	145,647	111,734

TOTAL ASSETS	$5,415,214	$5,654,836

LIABILITIES AND EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$651,887	$700,786
Interest-bearing	3,856,456	3,796,826
Total deposits	4,508,343	4,497,612
Debt obligations:
Notes payable and short-term borrowings	300,326	446,925
Subordinated debentures	167,402	167,293
Total debt obligations	467,728	614,218
Accrued interest on deposits and other liabilities	31,489	29,938
Total liabilities	5,007,560	5,141,768

EQUITY:
Capitol Bancorp Limited stockholders' equity:
Preferred stock, 20,000,000 shares authorized;
none issued and outstanding
Common stock, no par value, 50,000,000 shares authorized;
issued and outstanding: 2009 - 17,509,631 shares
2008 - 17,293,908 shares	277,087	274,018
Retained earnings	14,158	80,255
Undistributed common stock held by employee-
benefit trust	(569)	(569)
Fair value adjustment (net of tax effect) for
investment securities available for sale (accumulated
other comprehensive income)	116	144
Total Capitol Bancorp Limited stockholders' equity	290,792	353,848
Noncontrolling interests in consolidated subsidiaries	116,862	159,220
Total equity	407,654	513,068

TOTAL LIABILITIES AND EQUITY	$5,415,214	$5,654,836

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CAPITOL BANCORP LIMITED
Allowance for Loan Losses Activity

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2009	2008	2009	2008
Allowance for loan losses at beginning of period	$114,215	$63,904	$93,040	$58,124

Loans charged-off:
Loans secured by real estate:
Commercial	(5,593)	(2,186)	(11,218)	(5,630)
Residential (including multi-family)	(6,845)	(2,428)	(18,213)	(5,590)
Construction, land development and other land	(11,862)	(12,128)	(25,729)	(15,248)
Total loans secured by real estate	(24,300)	(16,742)	(55,160)	(26,468)
Commercial and other business-purpose loans	(8,582)	(3,753)	(21,340)	(8,051)
Consumer	(485)	(73)	(1,029)	(262)
Other	(34)	--	(35)	(34)
Total charge-offs	(33,401)	(20,568)	(77,564)	(34,815)
Recoveries:
Loans secured by real estate:
Commercial	29	181	151	899
Residential (including multi-family)	51	130	252	590
Construction, land development and other land	385	17	506	240
Total loans secured by real estate	465	328	909	1,729
Commercial and other business-purpose loans	163	102	1,042	686
Consumer	88	9	117	74
Other	1	--	2	--
Total recoveries	717	439	2,070	2,489
Net charge-offs	(32,684)	(20,129)	(75,494)	(32,326)
Additions to allowance charged to expense	48,771	53,810	112,756	71,787

Less allowance for loan losses of subsidiaries no longer consolidated	(4,114)		(4,114)

Allowance for loan losses at September 30	$126,188	$97,585	$126,188	$97,585

Average total portfolio loans for period ended September 30	$4,505,447	$4,617,153	$4,623,317	$4,521,165

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	2.90%	1.74%	2.18%	0.95%

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CAPITOL BANCORP LIMITED
Asset Quality Data

ASSET QUALITY (in thousands):

	September 30 2009	June 30 2009	March 31 2009	December 31 2008
Nonaccrual loans:
Loans secured by real estate:
Commercial	$101,704	$84,879	$68,537	$39,892
Residential (including multi-family)	54,226	57,764	62,961	35,675
Construction, land development and other land	86,720	87,055	77,861	72,996
Total loans secured by real estate	242,650	229,698	209,359	148,563
Commercial and other business-purpose loans	25,002	24,767	17,233	16,283
Consumer	513	586	356	190
Total nonaccrual loans	268,165	255,051	226,948	165,036

Past due (>90 days) loans and accruing interest:
Loans secured by real estate:
Commercial	4,520	2,706	2,345	1,623
Residential (including multi-family)	1,787	1,318	2,371	365
Construction, land development and other land	2,990	4,284	109	2,293
Total loans secured by real estate	9,297	8,308	4,825	4,281
Commercial and other business-purpose loans	4,223	1,152	636	747
Consumer	29	42	50	146
Total past due loans	13,549	9,502	5,511	5,174

Total nonperforming loans	$281,714	$264,553	$232,459	$170,210

Real estate owned and other repossessed assets	120,107	103,953	87,074	67,449

Total nonperforming assets	$401,821	$368,506	$319,533	$237,659

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CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2009	2008	2009	2008

Numerator—net loss attributable to Capitol Bancorp Limited for the period	$(30,890)	$(32,495)	$(65,260)	$(29,681)

Denominator:
Weighted average number of shares outstanding, excluding unvested restricted shares (denominator for basic earnings per share)	17,398	17,145	17,269	17,144
Effect of dilutive securities:
Unvested restricted shares	--	--	--	--
Stock options	--	--	--	--
Total effect of dilutive securities	--	--	--	--
Denominator for diluted net loss per share—
Weighted average number of shares and potential dilution	17,398	17,145	17,269	17,144

Number of antidilutive stock options excluded from diluted net loss per share computation	2,375	2,389	2,375	2,389

Number of antidilutive unvested restricted shares excluded from diluted net loss per share computation	109	61	109	73

AVERAGE BALANCES (in thousands):

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2009	2008	2009	2008

Portfolio loans	$4,505,447	$4,617,153	$4,623,317	$4,521,165
Earning assets	5,347,993	4,971,600	5,348,237	4,809,042
Total assets	5,730,665	5,379,283	5,722,755	5,182,329
Deposits	4,731,159	4,212,518	4,662,313	4,044,868
Capitol Bancorp Limited stockholders' equity	313,260	375,914	329,869	383,251

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Unaudited Pro Forma Condensed Consolidated Statements of Operations
Capitol Bancorp Limited and Subsidiaries

(in $1,000s, except per-share data)

	Nine Months Ended September 30, 2009			Year Ended December 31, 2008			
					Pro Forma Adjustments		
	Historical Amounts	Proposed Spin-Off of Michigan Commerce Bancorp Limited (Notes A and B)	Pro Forma Consolidated	Historical Amounts	Proposed Spin-Off of Michigan Commerce Bancorp Limited (Note A)	Proposed Spin-Off of Bank of Auburn Hills (Note B)	Pro Forma Consolidated
Interest income	$ 207,333	$ (47,112)	$ 160,221	$ 304,315	$ (75,446)	$ (2,674)	$ 226,195
Interest expense	87,442	(21,343)	66,099	140,466	(36,809)	(1,512)	102,145
Net interest income	119,891	(25,769)	94,122	163,849	(38,637)	(1,162)	124,050
Provision for loan losses	112,756	(41,654)	71,102	82,492	(30,040)	(1,189)	51,263
Net interest income after provision for loan losses	7,135	15,885	23,020	81,357	(8,597)	27	72,787
Noninterest income	17,313	(3,439)	13,874	26,432	(4,491)	(91)	21,850
Noninterest expense	157,160	(36,170)	120,990	190,388	(33,916)	(1,509)	154,963
Loss before income tax benefit	(132,712)	48,616	(84,096)	(82,599)	20,828	1,445	(60,326)
Income tax benefit	(47,950)	16,577	(31,373)	(30,148)	7,060	487	(22,601)
NET LOSS	(84,762)	32,039	(52,723)	(52,451)	13,768	958	(37,725)
Less net losses attributable to noncontrolling interests	19,502	-	19,502	23,844	-	-	23,844
NET LOSS ATTRIBUTABLE TO CAPITOL BANCORP LIMITED	$ (65,260)	$ 32,039	$ (33,221)	$ (28,607)	$ 13,768	$ 958	$ (13,881)
NET LOSS PER SHARE ATTRIBUTABLE TO CAPITOL BANCORP LIMITED:							
Basic	$ (3.78)		$ (1.92)	$ (1.67)			$ (0.81)
Diluted	$ (3.78)		$ (1.92)	$ (1.67)			$ (0.81)

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations:

A--Pro forma spin-off of Michigan Commerce Bancorp Limited (MCBL), a wholly-owned subsidiary of Capitol Bancorp Limited (Capitol). On March 31, 2009, Capitol transferred its interest in Michigan Commerce Bank (MCB, a wholly-owned subsidiary of Capitol) to MCBL, resulting in MCB becoming a wholly-owned subsidiary of MCBL. The pro forma adjustment removes the operating results of MCB as if the spin-off occurred at the beginning of the period presented.

B--Pro forma spin-off of Bank of Auburn Hills (BAH), previously a wholly-owned subsidiary of Capitol. On June 30, 2009, Capitol transferred its interest in BAH to MCBL, resulting in BAH becoming a wholly-owned subsidiary of MCBL. The pro forma adjustment removes the operating results of BAH as if the spin-off occurred at the beginning of the period presented.

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Capitol Bancorp’s National Network of Community Banks

Arizona Region:
Arrowhead Community Bank	Glendale, Arizona
Asian Bank of Arizona	Phoenix, Arizona
Bank of Tucson	Tucson, Arizona
Camelback Community Bank	Phoenix, Arizona
Central Arizona Bank	Casa Grande, Arizona
Colonia Bank	Phoenix, Arizona
Mesa Bank	Mesa, Arizona
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona

California Region:
Bank of Escondido	Escondido, California
Bank of Feather River	Yuba City, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	San Diego, California
Sunrise Bank of San Diego	San Diego, California
Sunrise Community Bank	Palm Desert, California

Colorado Region:
Fort Collins Commerce Bank	Fort Collins, Colorado
Larimer Bank of Commerce	Fort Collins, Colorado
Loveland Bank of Commerce	Loveland, Colorado
Mountain View Bank of Commerce	Westminster, Colorado

Great Lakes Region:
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Maumee	Maumee, Ohio
Bank of Michigan	Farmington Hills, Michigan
Capitol National Bank	Lansing, Michigan
Elkhart Community Bank	Elkhart, Indiana
Evansville Commerce Bank	Evansville, Indiana
Goshen Community Bank	Goshen, Indiana
Michigan Commerce Bank	Ann Arbor, Michigan
Ohio Commerce Bank	Beachwood, Ohio
Paragon Bank & Trust	Holland, Michigan

Midwest Region:
Adams Dairy Bank	Blue Springs, Missouri
Bank of Belleville	Belleville, Illinois
Community Bank of Lincoln	Lincoln, Nebraska
Summit Bank of Kansas City	Lee’s Summit, Missouri

Nevada Region:
1st Commerce Bank	North Las Vegas, Nevada
Bank of Las Vegas	Las Vegas, Nevada
Black Mountain Community Bank	Henderson, Nevada
Desert Community Bank	Las Vegas, Nevada
Red Rock Community Bank	Las Vegas, Nevada

Northeast Region:
USNY Bank	Geneva, New York

Northwest Region:
Bank of Bellevue	Bellevue, Washington
Bank of Everett	Everett, Washington
Bank of Tacoma	Tacoma, Washington
High Desert Bank	Bend, Oregon
Issaquah Community Bank	Issaquah, Washington

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Capitol’s National Network of Community Banks – Continued

Southeast Region:
Bank of Valdosta	Valdosta, Georgia
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Pisgah Community Bank	Asheville, North Carolina
Sunrise Bank of Atlanta	Atlanta, Georgia

Texas Region:
Bank of Fort Bend	Sugar Land, Texas
Bank of Las Colinas	Irving, Texas

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